SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Registration Statement Under

THE SECURITIES ACT OF 1933

CEL-SCI CORPORATION
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

84-09l6344	8229 Boone Blvd. #802 Vienna, Virginia 22182 (703) 506-9460
(IRS Employer I.D. Number)	(Address, including zip code, and telephone number including area of principal executive offices)

Geert Kersten

8229 Boone Blvd. #802

Vienna, Virginia 22182

(703) 506-9460

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

William T. Hart, Esq.

Hart & Hart

1624 Washington Street

Denver, Colorado 80203

(303) 839-0061

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement

becomes effective as determined by market conditions

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

CEL-SCI CORPORATION

CEL-SCI Corporation may offer from time to time shares of common stock, preferred stock, convertible preferred stock, rights, warrants, units consisting of one or more of these securities, as well as any of these securities issuable upon conversion of preferred stock or upon the exercise of warrants, at an initial offering price not to exceed $150,000,000, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale.

Specific terms pertaining to the securities offered by this prospectus will be set forth in one or more accompanying prospectus supplements, together with the terms of the offering and the initial price and the net proceeds to CEL-SCI from the sale. The prospectus supplement will set forth, without limitation, the terms of the offering and sale of such securities.

CEL-SCI may sell the securities offered by this prospectus directly, through agents designated from time to time, or through underwriters or dealers. If any agents of CEL-SCI or any underwriters or dealers are involved in the sale of the securities, the names of the agents, underwriters or dealers, any applicable commissions and discounts, and the net proceeds to CEL-SCI will be set forth in the applicable prospectus supplement.

CEL-SCI may not use this prospectus to complete sales of its securities unless this prospectus is accompanied by a prospectus supplement.

The securities offered by this prospectus are speculative and involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. For a description of certain important factors that should be considered by prospective investors, see "Risk Factors" beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

CEL-SCI's common stock is traded on the NYSE American under the symbol “CVM”. On June 23, 2022 the closing price of CEL-SCI’s common stock on the NYSE American was $4.99.

The date of this Prospectus is ________, 2022

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PROSPECTUS SUMMARY

THIS SUMMARY IS QUALIFIED BY THE OTHER INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

THE OFFERING

Securities Offered:

CEL-SCI may offer from time to time shares of common stock, preferred stock, convertible preferred stock, rights, warrants, units consisting of one or more of the foregoing securities, as well as any of these securities issuable upon the conversion of preferred stock or upon the exercise of the warrants, at an initial offering price not to exceed $150,000,000, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale. CEL-SCI may not use this prospectus to complete sales of its securities unless this prospectus is accompanied by a prospectus supplement. See the “Plan of Distribution” section of this prospectus for additional information concerning the manner in which CEL-SCI’s securities may be offered.

Common Stock Outstanding:

As of June 14, 2022, CEL-SCI had 43,328,104 outstanding shares of common stock. The number of outstanding shares does not give effect to shares which may be issued upon the exercise and/or conversion of options or warrants. See "Comparative Share Data" for more information.

Risk Factors:

The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of revenues and history of loss, need for additional capital and need for FDA approval. See the “Risk Factors" section of this prospectus for additional Risk Factors.

Common Stock NYSE American symbol:	CVM

BUSINESS OVERVIEW

We are a clinical-stage biotechnology company focused on finding the best way to activate the immune system to fight cancer and infectious diseases. For our lead investigational therapy Multikine® (Leukocyte Interleukin, Injection) we have announced data from our pivotal Phase 3 clinical trial for patients who are newly diagnosed with advanced primary squamous cell carcinoma of the head and neck, for which we have received Orphan Drug Status from the U.S. Food and Drug Administration, or FDA. The study was fully enrolled with 928 patients in September 2016.

On June 28, 2021, we announced results from our 9.5-year pivotal Phase 3 study for our immunotherapy Multikine® (Leukocyte Interleukin, Injection) in the treatment of advanced (stages III and IV) primary (previously untreated) squamous cell carcinoma of the head and neck (SCCHN). The Phase 3 results showed a long-term 5-year overall survival (OS) benefit in the treatment arm that received Multikine treatment followed by surgery and radiation (the lower risk to recurrence treatment arm). This survival benefit was robust and durable and added no toxicity to the overall treatment, something not commonly seen with cancer drugs. In fact, the survival benefit increased over time and at 5-years the overall survival benefit reached an absolute 14.1% advantage for the Multikine treated arm over control (n=380, total study patients treated with surgery plus radiation), control arm 48.6% survival, Multikine arm 62.7% survival.

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At ASCO 2022 we presented data that showed the following:

•	14.1% absolute advantage in overall survival (OS) at 5-years in the lower-risk-for-recurrence treatment arm (62.7% vs 48.6%) of patients with previously untreated locally advanced primary squamous cell carcinoma of the head and neck (Multikine+CIZ) versus the standard of care (SOC) control patients. Patients in the “lower-risk-for-recurrence” treatment arm are those with no adverse features discovered during surgery and who are therefore supposed to receive radiotherapy only after surgery. However, “lower-risk” does not mean low risk, as this treatment arm without CEL-SCI’s investigational Multikine still saw less than 50% survival 5-years post standard of care treatment alone (control group).

•	Nearly 4-year increase in median survival in this treatment arm (101.7 months for Multikine+CIZ versus 55.2 months for the SOC alone).

•	Objective response before surgery (partial and complete tumor responses):

o	In 8.5% (45/529) of Multikine-treated patients in the intent-to-treat (ITT) population (n=923) versus zero in the SOC alone (control).

o	In 16.0% (34/212) of Multikine-treated patients in this treatment arm (n=380) versus zero in the SOC alone (control).

•	Complete tumor response before surgery in five of the early responders, all five of which were in the Multikine+CIZ treatment arm.

•	Objective responses before surgery were prognostic for improved survival and significant for reduced death rate:

o	In the overall ITT population, 22.2% death rate (n=45) among objective responders before surgery versus 54.1% death rate for the Multikine non-responders (n=484).

o	In the Proposed Indication, 17.6% death rate (n=34) among objective responders before surgery versus 42.7% death rate for the Multikine non-responders (n=178).

•	Histopathological analysis confirmed the effect of Multikine, as 61 markers, ratios, and combinations showed a statistically significant effect (two-sided p<0.05) favoring the Multikine+CIZ treatment arm versus the SOC alone (control) for OS, Progression Free Survival (PFS), and Locoregional Control (LRC) outcomes.

•	Additional (confirmatory) progression-free survival (PFS) benefit in the Proposed Indication was observed for Multikine+CIZ versus the SOC alone.

•	Pre-specified analysis of the Proposed Indication was noted and discussed in the original study protocol and pre-specified in the statistical analysis plan. The Proposed Indication comprised about 40% of all study participants.

•	The overall incidence of adverse events and serious adverse events in the Multikine arms was not substantially different versus the SOC alone.

We also presented an algorithm that allows us to select before surgery those patients who are intended to receive only radiotherapy after surgery.

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The study used the standard of care treatment for advanced primary head and neck cancer patients as a comparison. The patients received surgery followed by either radiation or chemoradiation (chemotherapy and radiation at the same time), as determined by the physician. This means that there were 2 treatment arms, 1) surgery plus radiation or 2) surgery plus chemoradiation. The arm that received Multikine treatment followed by surgery and radiation showed great survival benefit, but when chemotherapy was added in the second treatment arm, the immunological effect of Multikine was negated. Therefore when the two treatment arms were combined the study did not achieve its primary endpoint of a 10% improvement in overall survival.

However, the analysis of the separate treatment arms was prespecified in the protocol and carried out prior to the Company becoming unblinded. The OS benefit of 14.1% at 5 years for this treatment arm exceeded the 10% OS benefit set out for the study population as a whole. The OS results for this treatment arm are significant (two-sided p=0.0236, HR=0.68) and the effect is robust, durable and increasing over time. The results from the Phase 3 cancer study proved that Multikine met all of the protocol required benefits stated in the study protocol in patients in the treatment arm receiving surgery and radiation as their standard therapies. Based on this we will be filing for and seeking FDA approval for the use of Multikine in the treatment of advanced primary head and neck cancer in this patient population of about 210,000 patients annually worldwide.

Our investigational immunotherapy, Multikine, is being used in a different way than cancer immunotherapy is usually used. It is given before any other therapy has been administered because that is when the immune system is thought to be strongest (i.e., as a neoadjuvant). It is also administered locally around the tumors and near the draining lymph node. In the Phase 3 clinical trial, Multikine was given locally for three weeks, five days per week as a first line treatment before surgery, radiation or radiochemotherapy. The goal is to help the intact immune system “see” the cancer and kill the micro metastases that usually cause recurrence of the cancer. In short, we believe that local administration and administration of Multikine before weakening of the immune system by surgery and radiation will result in improved outcomes and better overall survival rates for patients suffering from head and neck cancer.

We are also investigating a peptide-based immunotherapy (CEL-4000) as a vaccine for rheumatoid arthritis using our LEAPS technology platform.

We were formed as a Colorado corporation in 1983. Our principal office is located at 8229 Boone Boulevard, Suite 802, Vienna, VA 22182. Our telephone number is 703-506-9460 and our website is www.cel-sci.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus.

We make our electronic filings with the Securities and Exchange Commission (SEC), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on our website free of charge as soon as practicable after they are filed or furnished to the SEC.

RECENT DEVELOPMENTS

On May 27, 2022, we announced the American Society of Clinical Oncology (ASCO) published two abstracts related to our pivotal Phase 3 Multikine head and neck cancer clinical trial. The poster was presented by our Chief Scientific Officer, Eyal Talor, Ph.D. at the 2022 ASCO Annual Meeting on June 6, 2022 in Chicago, Illinois. The abstract titles and corresponding links are as follows:

•	“Leukocyte interleukin injection (LI) immunotherapy extends overall survival (OS) in treatment-naive low-risk (LR) locally advanced primary squamous cell carcinoma of the head and neck: The IT-MATTERS study.”

o	Link to abstract: https://meetings.asco.org/abstracts-presentations/207201

o	Link to poster: https://cel-sci.com/wp-content/uploads/2022/06/CEL-SCI-ASCO-2022-Poster-6032-June-6-Head-and-Neck-Cancer-1.pdf

•	“Novel algorithm for assigning risk/disease-directed treatment (DDT) choice in locally advanced primary squamous cell carcinoma of the head and neck (SCCHN): Using pretreatment data only.”

o	Link to abstract: https://meetings.asco.org/abstracts-presentations/207202/

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FORWARD LOOKING STATEMENTS

This prospectus and the documents that are incorporated or deemed to be incorporated by reference into this prospectus, contain or incorporate by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify these forward-looking statements by forward-looking words such as “anticipates,” “believes,” “expects,” “intends,” “future,” “could,” “estimates,” “plans,” “would,” “should,” “potential,” “continues” and similar words or expressions (as well as other words or expressions referencing future events, conditions or circumstances). These forward-looking statements involve risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to:

•	the progress and timing of, and the amount of expenses associated with, our research, development and commercialization activities for our product candidates, including Multikine;

•	our expectations regarding the timing, costs and outcome of any pending or future litigation matters, lawsuits or arbitration proceedings;

•	the success of our clinical studies for our product candidates;

•	our ability to obtain U.S. and foreign regulatory approval for our product candidates and the ability of our product candidates to meet existing or future regulatory standards;

•	our expectations regarding federal, state and foreign regulatory requirements;

•	the therapeutic benefits and effectiveness of our product candidates;

•	the safety profile and related adverse events of our product candidates;

•	our ability to manufacture sufficient amounts of Multikine or our other product candidates for use in our clinical studies or, if approved, for commercialization activities following such regulatory approvals;

•	our plans with respect to collaborations and licenses related to the development, manufacture or sale of our product candidates;

•	business disruption and related risks resulting from the recent pandemic of the novel coronavirus 2019 (COVID-19);

•	our expectations as to future financial performance, expense levels and liquidity sources;

•	our ability to compete with other companies that are or may be developing or selling products that are competitive with our product candidates;

•	anticipated trends and challenges in our potential markets;

•	our ability to attract, retain and motivate key personnel;

•	our ability to continue as a going concern; and

•	our liquidity.

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All forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement and the risk factors in the documents incorporated or deemed to be incorporated by reference into this prospectus. The forward-looking statements contained in this prospectus and any document incorporated or deemed to be incorporated by reference in this prospectus, speak only as of their respective dates. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect new information, events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events and circumstances described in this prospectus and the documents that are incorporated by reference into this prospectus may not occur and actual results could differ materially from those anticipated or implied in such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements.

RISK FACTORS

Investment in our common stock offered pursuant to this prospectus and any prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any such reports we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, and the risk factors and other information contained in any prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in any applicable prospectus supplement.

MARKET FOR CEL-SCI’S COMMON STOCK

 Our common stock is publicly traded on the NYSE American under the symbol “CVM”. The following table sets forth, for the periods indicated, the high and low intraday sale prices of our common stock as reported by the NYSE American.

Quarter Ending	High	Low

FY 2020
12/31/2019	$9.74	$6.00
3/31/2020	$17.80	$6.35
6/30/2020	$18.00	$9.64
9/30/2020	$15.10	$11.29

FY 2021
12/31/20	$16.70	$10.76
3/31/21	$40.91	$11.88
6/30/21	$27.86	$8.20
9/30/21	$27.28	$7.08

FY 2022
12/31/21	$12.82	$7.06
3/31/22	$7.73	$3.80

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As of June 14, 2022, there were 43,328,104 outstanding shares of our common stock outstanding held by approximately 550 holders of record.

Holders of common stock are entitled to receive dividends as may be declared by the Board of Directors out of legally available funds and, in the event of liquidation, to share pro rata in any distribution of CEL-SCI’s assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend. CEL-SCI has not paid any dividends on its common stock and CEL-SCI does not have any current plans to pay any common stock dividends.

The provisions in CEL-SCI’s Articles of Incorporation relating to CEL-SCI’s preferred stock would allow CEL-SCI’s directors to issue preferred stock with rights to multiple votes per share and dividend rights which would have priority over any dividends paid with respect to CEL-SCI’s common stock. The issuance of preferred stock with such rights may make the removal of management more difficult , even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

The market price of CEL-SCI’s common stock, as well as the securities of other biopharmaceutical and biotechnology companies, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in CEL-SCI’s operating results, announcements of technological innovations or new therapeutic products by CEL-SCI or its competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of products developed by CEL-SCI or other biotechnology and pharmaceutical companies, and general market conditions may have a significant effect on the market price of CEL-SCI’s common stock.

DILUTION

As of March 31, 2022, we had a net tangible book value of $1.04 per share. An investor purchasing shares pursuant to any prospectus supplement we subsequently file will suffer dilution equal in amount to the difference between the price paid for the securities we offer and our net tangible book value at the time of purchase.

PLAN OF DISTRIBUTION

CEL-SCI may sell shares of its common stock, preferred stock, convertible preferred stock, rights, warrants, or units consisting of any of the foregoing, as well as any securities issuable upon the conversion of preferred stock or upon the exercise of warrants in and/or outside the United States: (i) through underwriters, placement agents, or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The applicable prospectus supplement with respect to the offered securities will set forth the name or names of any underwriters or agents, if any, the purchase price of the offered securities and the proceeds to CEL-SCI from such sale, any delayed delivery arrangements, any underwriting discounts, commissions, and other items constituting underwriters' or placement agents’ compensation, the public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any compensation paid to an underwriter or a placement agent. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

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Notwithstanding the above, the maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than 10% in connection with the sale of any securities offered by means of this prospectus or any related prospectus supplement, exclusive of any non-accountable expense allowance. Any securities issued by CEL-SCI to any FINRA member or independent broker-dealer in connection with an offering of CEL-SCI’s securities will be considered underwriting compensation and may be restricted from sale, transfer, assignment, or hypothecation for a number of months following the effective date of the offering, except to officers or partners (not directors) of any underwriter or member of a selling group and/or their officers or partners.

CEL-SCI’s securities may be sold:

•	At a fixed price.

•	As the result of the exercise of warrants or rights, or the conversion of preferred shares, at fixed or varying prices, as determined by the terms of the warrants, rights or convertible securities.

•	At varying prices in "at the market" offerings.

•	In privately negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters may be obligated to purchase all the offered securities if any are purchased.

If dealers are utilized in the sale of offered securities in respect of which the prospectus supplement is delivered, CEL-SCI will sell the offered securities to the dealers as principals. The dealers may then resell the offered securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to the securities sold to the dealers.

If an agent is used in an offering, the agent will be named, and the terms of the agency will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

The securities may be sold directly by CEL-SCI to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities purchased by the institutional investors. The terms of any of the sales, including the terms of any bidding or auction process, will be described in the applicable prospectus supplement.

CEL-SCI may permit agents or underwriters to solicit offers to purchase its securities at the public offering price set forth in a prospectus supplement pursuant to a delayed delivery arrangement providing for payment and delivery on the date stated in the prospectus supplement. Any delayed delivery contract will contain definite fixed price and quantity terms. The obligations of any purchaser pursuant to a delayed delivery contract will not be subject to any market outs or other conditions other than the condition that the delayed delivery contract will not violate applicable law. In the event the securities underlying the delayed delivery contract are sold to underwriters at the time of performance of the delayed delivery contract, those securities will be sold to those underwriters. Each delayed delivery contract shall be subject to CEL-SCI’s approval. CEL-SCI will pay the commission indicated in the prospectus supplement to underwriters, dealers or agents soliciting purchases of securities pursuant to delayed delivery arrangements accepted by CEL-SCI.

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Notwithstanding the above, while prospectus supplements may provide specific offering terms, or add to or update information contained in this prospectus, any fundamental changes to the offering terms will be made by means of a post-effective amendment.

Agents, dealers and underwriters may be entitled under agreements entered into with CEL-SCI to indemnification from CEL-SCI against certain civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments made by such agents, dealers or underwriters.

DESCRIPTION OF SECURITIES

Common Stock

CEL-SCI is authorized to issue 600,000,000 shares of common stock, (the "common stock"). Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding shares of our common stock can elect all directors.

Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of CEL-SCI's assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by CEL-SCI. There is no conversion, redemption, sinking fund or similar provision regarding the common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

CEL-SCI is authorized to issue up to 200,000 shares of preferred stock. CEL-SCI's Articles of Incorporation provide that the Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by Colorado statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to establish the terms of, and to issue, the preferred stock without shareholder approval, the preferred stock could be issued to defend against any attempted takeover of CEL-SCI. As of June 14, 2022, no shares of preferred stock were outstanding.

Rights Agreement

In October 2020, we declared a dividend of one Series A Right and one Series B Right, or collectively the Rights, for each share of our common stock which was outstanding on October 30, 2020. When the Rights become exercisable, each Series A Right will entitle the registered holder, subject to the terms of a Rights Agreement, to purchase from us one share of our common stock at a price equal to 20% of the market price of our common stock on the exercise date, although the price may be adjusted pursuant to the terms of the Rights Agreement. If after a person or group of affiliated persons has acquired 15% or more of our common stock or following the commencement of a tender offer for 15% or more of our outstanding common stock (i) we are acquired in a merger or other business combination and we are not the surviving corporation, (ii) any person consolidates or merges with us and all or part of our common shares are converted or exchanged for securities, cash or property of any other person, or (iii) 50% or more of our consolidated assets or earning power are sold, proper provision will be made so that each holder of a Series B Right will thereafter have the right to receive, upon payment of the exercise price of $100 (subject to adjustment), that number of shares of common stock of the acquiring company which at the time of such transaction has a market value that is twice the exercise price of the Series B Right.

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The description and terms of the Rights are set forth in a Rights Agreement between the Company and Computershare Trust Company, N.A., as Rights Agent.

Distribution of Rights

Initially, stockholders will not receive separate certificates for the Rights as the Rights will be represented by outstanding common stock certificates. Until the exercise date, the Rights cannot be bought, sold or otherwise traded separately from the common stock. Certificates for common stock carry a notation that indicates that Rights are attached to the common stock and incorporate the terms of the Rights Agreement.

Separate certificates representing the Rights will be distributed as soon as practicable after the earliest to occur of:

•	15 business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of our outstanding common stock, or

•

15 business days (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons has acquired 15% or more of our common stock) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our outstanding common stock.

The earlier of such dates described above is called the “distribution date.”

Until the distribution date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for common stock outstanding as of the record date, even without such notation, will also constitute the transfer of the Rights associated with the common stock represented by such certificate. As soon as practicable following the distribution date, separate certificates evidencing the Rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate right certificates alone will evidence the Rights.

Exercise and Expiration

The holders of the Rights are not required to take any action until the Rights become exercisable. The Rights are not exercisable until the distribution date. Holders of the Rights will be notified by us that the Rights have become exercisable. The Rights will expire on October 30, 2025, unless the expiration date is extended or unless the Rights are earlier redeemed by us as described below.

Redemption

At any time prior to the distribution date, our board of directors may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right. Subject to the foregoing, the redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only entitlement of the holders of Rights will be to receive the redemption price.

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Exchange Option

At any time after a person or group of affiliated persons has acquired 15% or more of our common stock or following the commencement of a tender offer for 15% or more of our outstanding common stock, and prior to the acquisition by such person of 50% or more of the outstanding common stock, our board of directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock per Right (subject to adjustment).

Other Provisions

The terms of the Rights may be amended by our board of directors without the consent of the holders of the Rights, except that from and after such time a person or group of affiliated persons has acquired 15% or more of our common stock no such amendment may adversely affect the interests of the holders of the Rights.

Until a Right is exercised, the holder of the Right, as such, will not have any rights as a stockholder, including, without limitation, the right to vote or to receive dividends.

The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. However, the Rights should not interfere with any merger or other business combination approved by a majority of our board of directors because the Rights may be redeemed by us at any time prior to the distribution date. Thus, the Rights are intended to encourage persons who may seek to acquire control of us to initiate such an acquisition through negotiations with our board of directors. However, the effect of the Rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial position in the equity securities of, or seeking to obtain control of, us. To the extent any potential acquisition is deterred by the Rights, the Rights may have the effect of preserving incumbent management in office.

Attorneys’ Fees in Stockholder Actions

Our bylaws include a fee-shifting provision in Article X for stockholder claims. Article X provides that in the event that any stockholder initiates or asserts a claim against us, or any of our officers or directors, including any derivative claim or claim purportedly filed on our behalf, and the stockholder does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then the stockholder will be obligated to reimburse us and any of our officers or directors named in the action, for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorneys’ fees and other litigation expenses, that we or our officers or directors who were named in the action may incur in connection with such claim.

Our fee-shifting provision is not limited to specific types of actions, but is rather potentially applicable to the fullest extent permitted by law. There are several types of remedies that a stockholder may seek in connection with an action or proceeding against us, including declaratory or injunctive relief, or monetary damages. If a stockholder is not successful in obtaining a judgment that substantially achieves in substance, such as in the case of a claim for declaratory or injunctive relief, or amount, such as in the case of a claim for monetary damages, our and our officers’ and directors’ litigation expenses may be shifted to the stockholder.

Fee-shifting provisions are relatively new and untested. The case law and potential legislative action on fee shifting bylaws are evolving and there exists considerable uncertainty regarding the validity of, and potential judicial and legislative responses to, such bylaws. For example, it is unclear whether our ability to invoke our fee-shifting bylaw in connection with claims under the federal securities laws, including claims related to this offering, would be pre-empted by federal law. Similarly, it is unclear how courts might apply the standard that a stockholder must obtain a judgment that substantially achieves, in substance and amount, the full remedy sought. The application of our fee shifting bylaw in connection with such claims, if any, will depend in part on future developments of the law. We cannot assure you that we will or will not invoke our fee-shifting bylaw in any particular dispute, including any claims related to this offering.

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If a stockholder that brings any such claim is unable to obtain the required judgment, the attorneys’ fees and other litigation expenses that might be shifted to such a stockholder are potentially significant. This fee-shifting bylaw, therefore, may dissuade or discourage stockholders (and their attorneys) from initiating lawsuits or claims against us or our directors and officers. In addition, it may impact the fees, contingency or otherwise, required by potential plaintiffs’ attorneys to represent our stockholders or otherwise discourage plaintiffs’ attorneys from representing our stockholders at all. As a result, this bylaw may limit the ability of stockholders to affect the management and direction of our company, particularly through litigation or the threat of litigation.

Transfer Agent

Computershare, Inc., of Denver, Colorado, is the transfer agent for CEL-SCI's common stock.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Hart & Hart, Denver, Colorado.

EXPERTS

The financial statements as of September 30, 2021 and 2020 and for the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION

CEL-SCI's bylaws authorize indemnification of a director, officer, employee or agent of CEL-SCI against expenses incurred by such person in connection with any action, suit, or proceeding to which such person is named a party by reason of such person having acted or served in such capacity, except for liabilities arising from such person's own misconduct or negligence in performance of such person's duty. In addition, even a director, officer, employee, or agent of CEL-SCI who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling CEL-SCI pursuant to the foregoing provisions, CEL-SCI has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ADDITIONAL INFORMATION

CEL-SCI is subject to the requirements of the Securities Exchange Act of l934 and is required to file 10-K, 10-Q, 8-K reports, proxy statements and other information with the Securities and Exchange Commission. Copies of any such reports, proxy statements and other information filed by CEL-SCI can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding CEL-SCI. The address of that site is http://www.sec.gov.

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CEL-SCI has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to CEL-SCI and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission’s internet site.

CEL-SCI will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference below (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into this prospectus). Requests should be directed to:

CEL-SCI Corporation

8229 Boone Blvd., #802

Vienna, Virginia 22182

(703) 506-9460

INCORPORATION OF DOCUMENTS BY REFERENCE – We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this Registration Statement, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2021;

•	our Quarterly Reports on Form 10-Q for the period ended December 31, 2021 and March 31, 2022;

•	our Current Report on Form 8-K filed with the SEC on June 13, 2022;

•	our Proxy Statement relating to our June 13, 2022 Annual Meeting of Shareholders; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 2, 1996 and all amendments and reports updating that description

All documents filed with the Commission by CEL-SCI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference may be accessed at the website of the Securities and Exchange Commission: www.sec.gov and at CEL-SCI's website: www.cel-sci.com.

Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time it is used by CEL-SCI to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

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Common Stock

CEL-SCI CORPORATION

 ______________

PROSPECTUS

  ______________

No dealer salesman or other person has been authorized to give any information or to make any representations, other than those contained in this prospectus. Any information or representation not contained in this prospectus must not be relied upon as having been authorized by CEL-SCI. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of CEL-SCI since the date of this prospectus.

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PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

SEC Filing Fee	$13,905
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	15,000
Miscellaneous Expenses	1,095
TOTAL	$60,000

All expenses other than the SEC filing fees are estimated.

Item 15. Indemnification of Officers and Directors.

Pursuant to Section 7-109-102 of the Colorado Revised Statutes and CEL-SCI's Bylaws, CEL-SCI may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the best interest of CEL-SCI.

Item 16. Exhibits

3(a)	Articles of Incorporation	Incorporated by reference to Exhibit 3(a) of CEL-SCI's combined Registration Statement on Form S-1 and Post-Effective Amendment ("Registration Statement"), Registration Nos. 2-85547-D and 33-7531.

3(b)	Amended Articles	Incorporated by reference to Exhibit 3(a) of CEL-SCI's Registration Statement on Form S-1, Registration Nos. 2-85547-D and 33-7531.

3(c)	Amended Articles (Name change only)	Incorporated by reference to Exhibit 3(c) of CEL-SCI's Registration Statement on Form S-1 Registration Statement (No. 33-34878).

3(d)	Bylaws (as amended)	Incorporated by reference to Exhibit 3(d) of CEL-SCI's Post-Effective Amendment No. 3 to Registration Statement on Form S-1 (No. 333-229295).

4	Shareholders Rights Agreement, as Amended	Incorporated by reference to Exhibit 4 filed with CEL-SCI’s 8-K report dated October 30, 2020.

4(b)	Incentive Stock Option Plan	Incorporated by reference to Exhibit 4 (b) filed on October 7, 2016 with CEL-SCI’s registration statement on Form S¬8 (File number 333-214031).

4(c)	Non-Qualified Stock Option Plan	Incorporated by reference to Exhibit 4 (b) filed on April 24, 2020 with CEL-SCI’s registration statement on Form S¬8 (File number 333-237845).

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4(d)	Stock Bonus Plan	Incorporated by reference to Exhibit 4 (d) filed on February 9, 2018 with CEL-SCI’s registration statement on Form S¬8 (File number 333-222969).

4(e)	Stock Compensation Plan	Incorporated by reference to Exhibit 4 (e) filed on January 24, 2020 with CEL-SCI’s registration statement on Form S¬8 (File number 333-236063.

4(f)	2014 Incentive Stock Bonus Plan	Filed with Amendment No. 2 to CEL-SCI’s annual report on Form 10-K for the year ended September 30, 2014.

5	Legal Opinion

10(l)	First Amendment to Development Supply and Distribution Agreement with Orient Europharma.	Incorporated by reference to Exhibit 10(m) filed with CEL-SCI’s 10-K report for the year ended September 30, 2010.

10(m)	Exclusive License and Distribution Agreement with Teva Pharmaceutical Industries Ltd.	Incorporated by reference to Exhibit 10(n) filed with CEL-SCI’s 10-K report for the year ended September 30, 2010.

10(n)	Lease Agreement	Incorporated by reference to Exhibit 10(o) filed with CEL-SCI’s 10-K report for the year ended September 30, 2010.

10(p)	Licensing Agreement with Byron Biopharma	Incorporated by reference to Exhibit 10(i) of CEL-SCI’s report on Form 8-K dated March 27, 2009

10(z)	Development, Supply and Distribution Agreement with Orient Europharma	Incorporated by reference to Exhibit 10(z) filed with CEL-SCI’s report on Form 10-K for the year ended September 30, 2003.

10 (rr)	Assignment and Assumption Agreement with Teva Pharmaceutical Industries, Ltd. and GCP Clinical Studies, Ltd.	Incorporated by reference to Exhibit 10(rr) of CEL-SCI’s report on Form 10-K/A report for the year ended September 30, 2014 dated April 17, 2015.

10 (ss)	Service Agreement with GCP Clinical Studies, Ltd., together with Amendment 1 thereto*	Incorporated by reference to Exhibit 10(ss) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (tt)	Joinder Agreement with PLIVA Hrvatska d.o.o.	Incorporated by reference to Exhibit 10(tt) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (uu)	Master Service Agreement with Ergomed Clinical Research, Ltd., and Clinical Trial Orders thereunder	Incorporated by reference to Exhibit 10(uu) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (vv)	Co-Development and Revenue Sharing Agreement with Ergomed Clinical Research Ltd., dated April 19, 2013, as amended	Incorporated by reference to Exhibit 10(vv) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (ww)	Co-Development and Revenue Sharing Agreement II: Cervical Intraepithelial Neoplasia in HIV/HPV co-infected women, with Ergomed Clinical Research Ltd., dated October 10, 2013, as amended	Incorporated by reference to Exhibit 10(ww) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

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10(xx)	Co-Development and Revenue Sharing Agreement III: Anal warts and anal intraepithelial neoplasia in HIV/HPV co-infected patients, with Ergomed Clinical Research Ltd., dated October 24, 2013	Incorporated by reference to Exhibit 10(xx) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (yy)	Master Services Agreement with Aptiv Solutions, Inc.	Incorporated by reference to Exhibit 10(yy) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (zz)	Project Agreement Number 1 with Aptiv Solutions, Inc. together with Amendments 1 and 2 thereto*	Incorporated by reference to Exhibit 10(zz) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (aaa)	Second Amendment to Development Supply and Distribution Agreement with Orient Europharma	Incorporated by reference to Exhibit 10(aaa) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (iii)	Amendment to Co-Development and Revenue Sharing Agreement with Ergomed Clinical Research, Ltd., dated September 15, 2015	Incorporated by reference to Exhibit 10 (iii) filed with CEL-SCI’s 10-K report for the year ended September 30, 2015.

10 (mmm)	Employment Agreement with Geert Kersten (2019-2023)	Incorporated by reference to Exhibit 10(10.7) of CEL-SCI’s report on Form 8-K dated August 31, 2019.

10 (nnn)	Employment Agreement with Patricia Prichep (2019-2022)	Incorporated by reference to Exhibit 10(10.8) of CEL-SCI’s report on Form 8-K dated August 31, 2019.

10 (ooo)	Employment Agreement with Eyal Taylor (2019-2022)	Incorporated by reference to Exhibit 10(10.9) of CEL-SCI’s report on Form 8-K dated August 31, 2019.

23.1	Consent of Hart & Hart, LLC

23.2	Consent of BDO USA, LLP

107	Filling Fee Table

*

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted confidential material has been filed separately with the Commission. The location of the omitted confidential information is indicated in the exhibit with asterisks (*)

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

(i)	To include any prospectus required by Section l0(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter.

(2)

That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of l933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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POWER OF ATTORNEY

The registrant and each person whose signature appears below hereby authorizes the agent for service named in this registration statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, State of Virginia, on the 1st day of July 2022.

CEL-SCI CORPORATION

By:	/s/ Geert Kersten
Geert Kersten, Chief Executive, Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Geert Kersten	Chief Executive, Financial and
Geert Kersten	Accounting Officer and a Director	July 1, 2022

/s/ Peter Young
Peter R. Young Ph.D	Director	July 1, 2022

/s/ Bruno Baillavoine
Bruno Baillavoine	Director	July 1, 2022

/s/ Robert Watson
Robert Watson	Director	July 1, 2022

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